Filed Pursuant to Rule 424(b)(3)

Registration No. 333-254983

PROSPECTUS

1,321,132 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus of up to an aggregate of 1,321,132 issued and outstanding shares of our common stock which were issued pursuant to a Securities Purchase Agreement, dated as of February 15, 2021.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of our common stock by the selling stockholders.

The shares of common stock registered under this prospectus will be resold from time to time by the entities or persons listed in the section titled “Selling Stockholders” on page 9, which we refer to herein as the “selling stockholders.” The selling stockholders may offer and sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, as described more fully in the section titled “Plan of Distribution” on page 12. We are registering the common stock on behalf of the selling shareholders to satisfy certain registration rights that we have granted to the selling shareholders pursuant to the Securities Purchase Agreement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PCSA.” On March 29, 2021, the closing price of one share of our common stock on the Nasdaq Capital Market was $11.07 per share.

Investment in our securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” on page 2 of this prospectus. Please read carefully and consider these risk factors, as well as those included in reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell shares of common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that the selling stockholders may offer. A prospectus supplement(s) and/or other offering material(s) may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described herein under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make offers to sell or solicitations to buy the shares of common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “our Company,” “we,” “us,” and “our” refer to Processa Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiary.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to obtain funding for our operations;

●	the impact of the COVID-19 pandemic on our business, operations or ability to obtain funding;

●	our ability to obtain and maintain regulatory approval of our product candidates;

●	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;

●	the potential market size, opportunity and growth potential for our product candidates, if approved;

●	our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize our product candidates, if approved;

●	the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

●	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

●	our ability to advance product candidates into, and successfully complete, clinical trials;

●	our ability to recruit and enroll suitable patients in our clinical trials;

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●	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory filings and approvals and other product development objectives;

●	the pricing and reimbursement of our product candidates, if approved;

●	the rate and degree of market acceptance of our product candidates by physicians, patients, third-party payors and others in the medical community, if approved;

●	the implementation of our business model, strategic plans for our business, product candidates and technology;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

●	developments relating to our competitors and our industry;

●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing; and

●	our financial performance.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.

See an additional discussion under “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

Overview

Our mission is to develop drug products that improve the survival and/or quality of life for patients with high unmet medical need conditions. We are a development company, not a discovery company, that seeks to identify and develop drugs for patients who need better treatment options than presently exist for their medical condition. In order to increase the probability of development success, our pipeline only includes drugs which have previously demonstrated some efficacy in the targeted population or a drug with very similar pharmacological properties has been shown to be effective in the population.

We are a clinical-stage biopharmaceutical company focused on the development of drug products that are intended to provide treatment for patients who have a high unmet medical need condition that effects survival or the patient’s quality of life and have few or no treatment options. We currently have three drugs in various stages of clinical development. Our most advanced product candidate, PCS499, is an oral tablet that is a deuterated analog of one of the major metabolites of pentoxifylline (PTX or Trental®). We have completed a Phase 2A trial for PCS499 and will begin recruiting for a Phase 2 trial in the first half of 2021. In 2020, we in-licensed PCS6422 (eniluracil) from Elion Oncology and PCS12852 from Yuhan Corporation. PCS6422 will be orally administered in combination with capecitabine in a Phase 1B dose-escalation study in patients with Advanced Refractory Gastrointestinal (GI) Tract Tumors, with recruitment beginning in the first half of 2021. PCS12852 has already been evaluated in clinical studies in South Korea and we anticipate a response back to our pre-IND meeting questions by March 31, 2021. Our remaining two drug assets whose active molecules have been shown to be clinically efficacious require additional toxicology data in order to advance these candidates to an IND stage of development.

The table below summarizes our clinical product pipeline. We completed our Phase 2A clinical trial for PCS499 in December 2020. We expect the Phase 2 PCS499 and Phase 1B PCS6422 studies to have their first patient enrolled in the first half of 2021 with interim data obtained in the second half of 2021. The PCS12852 Phase 2A study will likely have first patient enrolled at end of 2021 or beginning of 2022, depending on discussions with the FDA.

Our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed Quarterly Reports on Form 10-Q provide additional information about our business, operations and financial condition.

Corporate Information

We are a Delaware corporation and our principal executive offices are located at 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076. Our telephone number is (443) 776-3133. Our website is www.processapharmaceuticals.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, incorporated into this prospectus by reference, as updated by any future filings we make under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before investing in any shares of common stock offered by this prospectus. For more information, see “Where You Can Find More Information.” These risks are not the only ones faced by us. Additional risks not known, or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our drug candidates, business and prospects. Any of these risks might cause you to lose all or part of your investment.

The number of shares being registered for resale is significant to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part of to register shares hereunder for sale into the public market by the selling shareholders. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise additional equity capital.

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USE OF PROCEEDS

We are not selling any of the shares of common stock registered in this offering, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all proceeds from any sales of the shares of our common stock offered hereby.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

We have the authority to issue an aggregate of 30,000,000 shares of $0.0001 par value common stock and 1,000,000 shares of $0.0001 par value preferred stock. As of March 22, 2021, there were 15,521,616 shares of common stock outstanding (including issued but unvested shares of restricted stock) and no shares of preferred stock outstanding.

Common Stock

Dividend Rights. Subject to the rights of holders of preferred stock of any series that may be issued and outstanding from time to time, holders of our common stock are entitled to receive such dividends and other distributions as may be declared by our Board of Directors from time to time.

Voting Rights. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders generally. In the event we issue one or more series of preferred or other securities in the future such preferred stock or other securities may be given rights to vote, either together with the common stock or as a separate class on one or more types of matters. The holders of our common stock do not have cumulative voting rights.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled, subject to any preferential or other rights of any then outstanding preferred stock, to receive all assets of the Company available for distribution to stockholders.

Preemptive Rights. As of the date hereof, the holders of our common stock have no preemptive rights in their capacities as such holders.

Board of Directors. Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of our capital stock then outstanding will constitute a quorum for such election. Directors may be elected by a plurality of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of any then outstanding preferred stock have the right to elect, if any.

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Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series. The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of the date of this prospectus, we have outstanding warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 713,942 shares of common stock, including:

●	275,828 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $19.07 per share through June 29, 2021; of which warrants for 18,819 shares of common stock contain cashless exercise provisions;

●	202,446 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $17.16 per share expiring between May 25, 2021 and July 2, 2022; of which warrants for 11,347 shares of common stock contain cashless exercise provisions;

●	56,350 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $19.04 per share through December 19, 2023;

●	100,000 shares of common stock issuable upon the exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $7.18 per share through January 11, 2023; and

●	79,268 shares of common stock upon exercise of outstanding warrants allowing the holders to purchase shares of common stock at an exercise price of $9.30 per share through February 16, 2023.

Registration Rights

Shares of our common stock are subject to registration rights, as described below.

●	Aposense, Ltd. Pursuant to a License Agreement with Aposense, Ltd., commencing April 1, 2021, upon Aposense’s request, we will file a registration statement within 30 days for the shares issued to Aposense in connection with the License Agreement and will use commercially reasonable efforts to cause such registration statement to become effective. The obligation to register the shares will cease when such shares (A) have been sold or otherwise disposed of or (B) may be sold under Rule 144 without regard to volume restrictions.

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●	Yuhan Corporation. Pursuant to a license agreement with Yuhan Corporation and the related share issuance agreement, commencing April 4, 2021 upon Yuhan Corporation’s written request, we will file a resale registration statement on Form S-3 (or such other available registration statement) for the shares issued to Yuhan Corporation in connection with such agreements and will use commercially reasonable efforts to cause such registration statement to become effective. The obligation to register the shares will cease when such shares (A) have been sold or otherwise disposed of or (B) may be sold under Rule 144 without regard to volume restrictions.

●	Elion Oncology, Inc. Pursuant to a License Agreement with Elion Oncology, Inc., upon Elion’s request, we will use commercially reasonable efforts to file a registration statement for the shares issued to Elion in connection with the Elion License Agreement and will use commercially reasonable efforts to cause such registration statement to become effective. The obligation to register the shares will cease when such shares (A) have been sold or otherwise disposed of or (B) may be sold under Rule 144 without regard to volume restrictions.

●	Private Placement. In connection with a February 2021 private placement of 1,321,132 shares of common stock, we and the selling stockholders entered into a Registration Rights Agreement pursuant to which we prepared and filed this registration statement for the purpose of registering the resale of shares of the 1,321,132 shares issued in such offering. We will use commercially reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 days after its filing or 75 days in the event the registration statement is reviewed by the SEC. If we fail to meet the specified filing deadlines or keep this registration statement effective, subject to certain permitted exceptions, the terms of the registration rights agreement provide that we will be required to pay liquidated damages to the purchasers.

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporate Law (“DGCL”) as it may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL as it now reads, such limitation of liability is not permitted:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

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These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that require us to indemnify and advance expenses, to the fullest extent allowable under the DGCL as it now exists or may hereafter be amended, to our directors or officers for actions taken as a director or officer of us, or for serving at our request as a director or officer at another corporation or enterprise, as the case may be.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at our request as a director or officer of another corporation or enterprise, as the case may be, to the fullest extent authorized by the DGCL as it now exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with such service. The right to indemnification in our amended and restated bylaws includes the right to be paid by the Company the expenses incurred in defending any proceeding for which indemnification may be sought in advance of the final disposition of such proceeding, subject to certain limitations. We carry directors’ and officers’ insurance protecting us, any director, officer, employee or agent of ours or who was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, as the case may be, against any expense, liability or loss, whether or not we would have the power to indemnify the person under the DGCL.

The limitation of liability and indemnification and advancement provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

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Certain Anti-Takeover Effects

Provisions of Delaware Law. We are a Delaware corporation and Section 203 of the DGCL applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our Board of Directors for the fair and equitable treatment of all stockholders.

Under Section 203 of the DGCL, a Delaware corporation is not permitted to engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. As defined for this purpose, the term “business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined to mean a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:

●	prior to the time that the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction resulting in the stockholder becoming an interested stockholder;

●	upon completion of the transaction resulting in the stockholder becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder nominations of persons for election to our Board of Directors and for any proposals to be presented by stockholders at an annual meeting. Stockholders at an annual meeting will only be able to consider nominations and other proposals specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to nominate a person for election as a director or to bring a proposal for action at the meeting.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “PCSA.”

Transfer Agent and Registrar

Our transfer agent is Equiniti Trust Company, 3200 Cherry Creek Dr. South Suite 430 Denver, CO 80209; telephone (303) 282-4800.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders.

On February 24, 2021, we completed a private placement, wherein a total of 1,321,132 shares of our common stock was issued at a purchase price of $7.75 per share for a total purchase price of approximately $10.2 million. We engaged Tribal Capital Markets, LLC (“Tribal”) as placement agent for the offering and paid Tribal a cash placement fee equal to 3.0% of the gross proceeds of the offering and issued Tribal warrants to purchase up to 79,268 shares of our common stock at an exercise price of $9.30 for cash for a period of two years. We also engaged Allele Capital Partners, LLC as our financial advisor for the offering and other corporate matters for a fee of $10,000 per month over a term of six months.

In accordance with the terms of a Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of the number of shares of common stock issued to the selling stockholders in the private placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of shares of common stock issued as part of the private placement, or as otherwise noted in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of March 22, 2021. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. None of the selling stockholders is a broker dealer or an affiliate of a broker dealer.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned Following the Offering(2)	Percentage of Common Stock Beneficially Owned Following the Offering
Columbus Capital Partners, L.P. (3)	319,200	100,000	219,200	1.6%
PoC Capital, LLC (4)	71,004	6,452	64,552	*
Everett Co (5)	7,176	6,452	724	*
Marc Gyimesi	50,000	50,000	-	*
Katz Family Trust (6)	305,550	30,000	275,550	1.8%
Eric & Laura Lamison Family Trust (7)	60,036	9,677	50,359	*
Lincoln Park Capital Fund, LLC (8)	64,517	64,517	-	*
Sam Naficy	64,516	64,516	-	*
Peter A. Appel	258,065	258,065	-	*
Erick Richardson	160,639	50,000	110,839	*
Andrew Schwartzberg	504,162	129,033	375,129	2.4%
The Hewlett Fund LP (9)	64,516	64,516	-	*
Weintraub Capital Management, L.P. (10)	133,447	25,000	108,447	*
AIGH Investment Partners LP (11)	296,129	296,129	-	*
WVP Emerging Manager Onshore Fund LLC - AIGH Series (12)	68,516	68,516	-	*
WVP Emerging Manager Onshore Fund LLC - Optimized Equity Series (13)	22,452	22,452	-	*
Philip Broenniman	25,807	25,807	-	*
C&H Capital Inc. (14)	50,000	50,000	-	*

* represents less than 1%

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders. Based on 15,521,616 shares of common stock outstanding (including issued but unvested shares of restricted stock) as of March 22, 2021. Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Assumes the sale of all shares of common stock offered pursuant to this prospectus.

(3)	The business address is 102 Via Los Altos, Tiburon, CA 94920. Matthew D. Ockner, managing member of Columbus Capital Management, its general partner, has investment and disposition power over the shares of common stock.

(4)	The business address is 2995 Woodside Road Suite 400-121, Woodside, CA 94062. Daron Evans, the managing director of PoC Capital, LLC has investment and disposition power over the shares of common stock. Beneficial ownership prior to and after the offering also includes 58,100 warrants to purchase shares of common stock.

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(5)	The business address is 5049 Princess Anne Road, La Canada, CA 91011. Everett Abner Co has investment and disposition power over the shares of common stock.

(6)	Daniel Katz, trustee of the Katz Family Trust, has investment and disposition power over the shares of common stock. Beneficial ownership prior to and after the offering also includes 31,467 warrants to purchase shares of common stock.

(7)	Eric Lamison, trustee of the Eric & Laura Lamison Family Trust, has investment and disposition power over the shares of common stock. Beneficial ownership prior to and after the offering also includes 8,619 warrants to purchase shares of common stock.

(8)	The business address is 440 North Wells, Suite 410, Chicago, IL 60654. Josh Scheinfeld, managing member and president of the fund, has investment and disposition power over the shares of common stock.

(9)	The business address is 100 Merrick Road - Ste 400W, Rockville Centre, NY 11570. Jay Spinner, partner at Hewlett Fund LP, has investment and disposition power over the shares of common stock.

(10)	The business address is 3527 Mt. Diablo Boulevard #322, Lafayette, CA 94549. Jerald M. Weintraub, president of the Weintraub Capital Management, L.P., has investment and disposition power over the shares of common stock. Beneficial ownership prior to and after the offering also includes 18,239 warrants to purchase shares of common stock.

(11)	Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor with respect to the securities held by AIGH Investment Partners, L.P. (“AIGH LP”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH IP and directly held by Mr. Hirschman and his family. The address for AIGH CM, AIGH LP and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(12)	Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor or sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(13)	Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor or sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(14)	The business address is 2020 Stone Meadow Way, Cumming, GA 30041. Jason Assad, president of C&H Capital Inc., has investment and disposition power over the shares of common stock.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, have been audited by BD & Company, Inc., an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.processapharmaceuticals.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021;

●	Our Current Report on Form 8-K filed with the SEC on February 18, 2021 (excluding Item 7.01 and the exhibit related thereto) ; and

●	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed September 17, 2020, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133
Attention: Wendy Guy

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

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1,321,132 Shares of Common Stock

PROSPECTUS

April 12, 2021

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.